UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Tara Blvd, Suite 430, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 18, 2015, SMTP, Inc. (the “Company”) entered into a Subscription Agreement with each of the investors named therein (the “Subscription Agreement”), for the sale of an aggregate of 363,909 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $5.50 per share, which shares have been registered with the Securities and Exchange Commission (“SEC”) on the Company’s registration statement on Form S-3 (SEC File No. 333-201350).  The Company has filed with the SEC a prospectus supplement relating to such offer and sale. The closing occurred on May 21, 2015.

On May 18, 2015, the Company entered into a Subscription Agreement with RCTW, LLC, a Delaware limited liability company, f/k/a SharpSpring (“RCTW”) (the “RCTW Agreement”), for the issuance of 545,455 shares of Common Stock to RCTW for an aggregate value of $3,000,000, which is in satisfaction of an equal amount of the earn-out due and payable by the Company to RCTW under that certain Asset Purchase Agreement dated August 12, 2014 by and between the Company and RCTW. The closing occurred on May 21, 2015.

The foregoing description of the Subscription Agreement and the RCTW Agreement is qualified in its entirety by reference to the full text of the form of the Subscription Agreement and the RCTW Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein in their entirety by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The second paragraph of Item 1.01 of this report is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.

Description

10.1

Form of Subscription Agreement dated May 18, 2015, by and between the Company and the Investors

10.2

Subscription Agreement dated May 18, 2015, by and between the Company and RCTW, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward Lawton
Edward Lawton
Chief Financial Officer

Dated: May 21, 2015